UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

LAYNE CHRISTENSEN COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-34195	48-0920712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd, Suite 700
The Woodlands, Texas 77380
(Address of principal executive office)(Zip Code)

(281) 475-2600
(Registrant's telephone number, including area code)

1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Due to continued deterioration in operating results for the quarter ended July 31, 2013, Layne Christensen Company (the "Company") determined that it would not be in compliance with its trailing minimum EBITDA covenant for the two fiscal quarter period ended July 31, 2013 and that its compliance with its financial covenants over the next several quarters was uncertain.  As a result, on September 5, 2013, the Company and its lenders entered into Amendment No. 3 (the "Credit Agreement Amendment") to its Credit Agreement dated as of March 25, 2011 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the "Credit Agreement").

The Credit Agreement Amendment waived compliance by the Company with the financial covenants under the Credit Agreement for the quarter ended July 31, 2013.

Moreover, the Credit Agreement Amendment amended the following financial covenants as follows:

●
Maximum Leverage Ratio was increased to 4.00 to 1.00 for the four fiscal quarters ending January 31, 2014, decreasing to 3.50 to 1.00 for the four fiscal quarters ending April 30, 2014 and returning to pre-amendment levels thereafter.

●	Minimum EBITDA cannot be less than $7,500,000 for the quarter ending October 31, 2013.
●
Maximum Capital Expenditures may not exceed $12,000,000 for the three month period ending October 31, 2013, $24,000,000 for the six month period ending January 31, 2014, $39,000,000 for the nine month period ending April 30, 2014, and $57,000,000 for the twelve month period ending in July 31, 2014.

Additionally, the Credit Agreement Amendment reduced the amount available for borrowing under the Credit Agreement from $300,000,000 to $200,000,000.

Amounts borrowed under the Credit Agreement bear interest at either the Adjust LIBO Rate or the Alternate Base Rate plus a margin that varies based on the Company's leverage ratio.  The Credit Agreement Amendment increased the margin by 0.25% (or by 0.50% if the leverage ratio is greater than 2.75 to 1.00).

The Credit Agreement Amendment also reduced the amount of indebtedness that the Company can incur in addition to the Credit Agreement and restricted the amount of investments the Company can make.

The Credit Agreement Amendment, attached hereto as Exhibit 4.1, is incorporated by reference, and it qualifies in its entirety the foregoing description.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Easter Change of Control Severance Agreement.

On September 4, 2013, the Company and James R. Easter, the Company's Senior Vice President—Finance and Chief Financial Officer, entered into a Change of Control Severance Agreement (the "Severance Agreement").

The Severance Agreement provides that following a Change of Control (as defined in the Severance Agreement), the Company will continue to employ Mr. Easter for three years without any reduction in his base salary or substantial adverse alteration in the nature or status of his authority, duties or responsibility. During the three-year period following a Change of Control, he will also be entitled to continue to participate in the same incentive compensation plans and other employee benefit plans in which he was participating at the time of the Change of Control.

If Mr. Easter's employment is terminated without "cause" or there occurs a "constructive termination without cause" during the three-year period following a Change of Control, he will generally be entitled to the following payments:

●
severance benefits including payment of his then current base salary for 24 months, a pro-rated annual incentive bonus for the year in which the termination occurs, a lump sum payment of twice the average annual incentive bonus paid to Mr. Easter in the three preceding fiscal years, vesting of any equity incentive awards, and continued benefits coverage as required by law for the 24 month period,

●	payment of any earned but unpaid base salary,
●	reimbursement for any reasonable, unreimbursed and documented business expense, and
●	payment of any accrued, but unpaid benefits as required by any employee benefit plan. Under the Severance Agreement.

"Cause" is limited to an act of dishonesty by Mr. Easter constituting a felony which was intended to or resulted in gain or personal enrichment of Mr. Easter at the Company’s expense.

"Constructive termination without cause" is generally defined as a termination of employment by Mr. Easter (following applicable notice and cure periods) due to a reduction in compensation, title, authority, responsibilities or duties, a relocation of his place of employment of more than 50 miles or the failure of a successor company to assume the obligations of the Company under the Severance Agreement.

If Mr. Easter dies during the term of the Severance Agreement, Mr. Easter’s beneficiaries will be entitled to:

●	reimbursement for any reasonable, documented business expense Mr. Easter incurred prior to his death,
●	payment of any bonus due by virtue of having met all applicable performance targets prior to his death, and
●	payment of any earned but unpaid portion of Mr. Easter’s base salary.

The Severance Agreement subjects Mr. Easter to certain covenants not to compete. If Mr. Easter fails to comply with those covenants (subject to a notice and right to cure period), the Company will not have the above obligations to Mr. Easter with respect to termination without cause (or constructive termination without cause) following a Change of Control.

The term of the Severance Agreement began on September 4, 2013 and continues until the earlier of the date when Mr. Easter’s employment terminates or twelve months following delivery by the Company to Mr. Easter of notice of its intent to terminate the Severance Agreement. Additionally, the Severance Agreement cannot be terminated during the three-year period  following a Change of Control.  The Severance Agreement also terminates immediately upon Mr. Easter’s death.

The Severance Agreement, attached hereto as Exhibit 10.1, is incorporated by reference, and it qualifies in its entirety the foregoing description.

Item 9.01 Financial Statements and Exhibits.

Exhibit
No.	Description
4.1
Amendment No. 3 dated as of September 5, 2013 to the Credit Agreement dated as of March 25, 2011 among Layne Christensen Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.1	Change of Control Severance Agreement between Layne Christensen Company and James R. Easter, dated as of September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company

By:	/s/ James R. Easter
James R. Easter
Senior Vice President – Finance

Date: September 9, 2013